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                                                                     Exhibit 4.4


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                           BIG FLOWER PRESS HOLDINGS, INC.,
                                                         ISSUER

                                         AND

                         STATE STREET BANK AND TRUST COMPANY,
                                                               TRUSTEE



                                    ______________


                             FIRST SUPPLEMENTAL INDENTURE

                             DATED AS OF AUGUST 14, 1997

                                          TO

                                      INDENTURE

                              DATED AS OF JUNE 20, 1997

                                    ______________






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         FIRST SUPPLEMENTAL INDENTURE, dated as of August 14, 1997, between Big
Flower Press Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and State Street Bank and Trust Company (as successor in interest to Fleet National Bank), a Massachusetts Trust Company, as Trustee (herein called the "Trustee").


                               RECITALS OF THE COMPANY

         The Company has duly heretofore executed and delivered to the Trustee an Indenture, dated as of June 20, 1997 (the "Indenture"), providing for the issuance of up to $350,000,000 aggregate principal amount of the Company's 8 7/8% Senior Subordinated Notes due 2007 (the "Securities"). All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.

         Section 9.1(b) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a resolution of its Board of Directors, and the Trustee, may amend or supplement the Indenture or the Securities to, among other things, surrender any right or power conferred by the Indenture on the Company.

         The Company has determined to surrender any right that it may from time to time have to redeem Securities, pursuant to the third paragraph of
Section 5 on the reverse of the Securities, at any price that is less than 104.438% of their principal amount plus accrued and unpaid interest, if any, to the date of redemption.

         All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and a valid supplement to the Indenture, have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

         1. The definition of "Applicable Premium" set forth in Section 5 on the reverse of the Securities (as set forth in Exhibit A-1 and in Exhibit A-2 to the Indenture) is amended by deleting, from clause (i), the number "1.0%" and inserting, in place thereof, the number "4.438%".

         2. This First Supplemental Indenture shall be construed in accordance with the laws of the State of New York without reference to its conflict of law


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    provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         3. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                  BIG FLOWER PRESS HOLDINGS, INC.

                                  By /s/ Mark A. Angelson
                                  -------------------------------
                                     Mark A. Angelson
                                     Executive Vice President


Attest:


 .....................


                                  STATE STREET BANK AND TRUST
                                    COMPANY, as Trustee

                                  By /s/ Kathy A. Larimore
                                  -------------------------------
                                     Kathy A. Larimore
                                     Assistant Vice President


Attest:


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